UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 15, 2020

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdictionof incorporation)	(Commissionfile number)	(IRS employeridentification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01
Entry into a Material Definitive Agreement

The disclosure under Item 2.01 below is incorporated by reference.

Item 2.01
Completion of Acquisition or Disposition of Assets

On September 15, 2020, General Moly, Inc. (the “Company”) and Pathfinder Minerals LLC, a Nevada corporation (”Pathfinder”) executed and closed a definitive Purchase Agreement, as required by the parties’ binding letter of intent entered into on September 1, 2020, for the sale by the Company of Liberty Moly LLC and all assets owned by the Company that constitute the Liberty Project. Pathfinder paid the Company $1,000,000 in cash in connection with the execution of the letter of intent, and with the execution of the Purchase Agreement and related documents on September 15, 2020, Pathfinder made an additional payment of $1,000,000 to the Company. A further $1,000,000 will be payable on completion of commissioning of a production plant of any metal commodity on the property. The Company will retain a 3% net smelter return royalty on molybdenum production from the property.

Notwithstanding this transaction, the Company still has a significant working capital deficit and there remains substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to find an additional source of funding, it will be forced to cease operations and pursue restructuring or liquidation alternatives, including the filing for bankruptcy protection, in which event the Company’s common stock would likely become worthless and investors would likely lose their entire investment in the Company. In addition, holders of the Company's outstanding convertible preferred stock and senior notes would likely receive significantly less than the principal amount of their claims and possibly, no recovery at all. As of the date of this filing, the Company has no commitments for additional funding and there can be no assurance that the Company will be successful in obtaining the financing required to complete the Mt. Hope Project, or in raising additional financing in the future on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: September 18, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer